CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Pre-Effective Amendment to the Registration Statement on Form N-1A of the Wellesley Investment Trust and to the use of our report dated December 20, 2007 on the statement of assets and liabilities of the Miller Convertible Fund (the “Fund”).  Such statement of assets and liabilities is incorporated in the Fund’s Statement of Additional Information.

/s/

TAIT WELLER & BAKER, LLP

Philadelphia, Pennsylvania

December 20, 2007